EXHIBIT 21
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                           SUBSIDIARIES OF THE COMPANY




Spire International Sales Corporation       Incorporated on 31 January 1985
                                            Under the laws of the Virgin Islands
                                            of the United States

Spire Biomedical Inc.                       Incorporated on 25 October 2000
                                            Under the laws of the Commonwealth
                                            of Massachusetts